EXHIBIT 99.2

ProPhase Labs, Inc.

Amended and Restated

2015 EXECUTIVE EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), is made as of May 29, 2015 (“Effective Date”) by and between ProPhase Labs, Inc. a corporation organized under the laws of the State of Nevada (“PPL” or the “Company”), and Ted Karkus (“Executive”) and supersedes and terminates the January 1, 2015 Employment Agreement between PPL and Executive.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.              Effective Date, Appointment, Title and Duties. Executive currently serves as its Chief Executive Officer and desires to continue in such position based upon the terms and conditions set forth herein. In such capacity, Executive shall report solely to the Board of Directors of the Company, and shall have such duties, powers and responsibilities as are customarily assigned to a Chief Executive Officer. In addition, Executive shall have such other duties and responsibilities as the Board of Directors may reasonably assign him, but only with his consent, including serving with the consent or at the request of the Board of Directors as an officer or on the board of directors of affiliated corporations, provided that such duties are commensurate with and customary for a senior executive officer bearing Executive’s experience, qualifications, title and position.

2.              Term of Agreement. The term of this Agreement shall commence as of the Effective Date and shall extend and continue unless and until it is terminated in accordance with the terms of this Agreement.

3.              Acceptance of Position. Executive accepts the position of Chief Executive Officer, and agrees that during the term of this Agreement he will faithfully perform his duties and, except as expressly approved by the Board of Directors of PPL, will devote substantially all of his business time to the business and affairs of PPL, and will not during the term of this agreement engage, for his own account or for the account of any other person or entity, in a business which competes with PPL. It is acknowledged and agreed that Executive may serve as an officer and/or director of companies in which PPL owns voting or non-voting stock or other securities. In addition, it is acknowledged and agreed that Executive may, from time to time, serve as a member of the board of directors of other companies which do not compete with PPL, provided that Executive has provided the Board of Directors of PPL with notice of election to any such board of directors. Any compensation or remuneration which Executive receives in consideration of service on the board of directors of other companies shall be the sole and exclusive property of Executive, and PPL shall have no right or entitlement at any time to any such compensation or remuneration. Nothing herein shall preclude Executive from serving on the board of directors or similar governing body of any not for profit or philanthropic organization. It is understood and agreed by the parties that Executive has in the past, and shall be permitted during the term of this Agreement, to perform his services in part from the Company’s offices, and also in part from an office Executive maintains at his home, consistent with the practices Executive and the Company have followed and applied prior to the Effective Date.

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4.              Salary and Benefits. During the term of this Agreement:

(a)          PPL shall pay to Executive an initial base salary at an annual rate of not less than Six-hundred seventy five Thousand Dollars ($675,000) per annum (“Initial Base Salary”), paid in approximately equal installments at intervals based on any reasonable Company policy. PPL agrees from time to time to consider increases in such base salary in the discretion of the Board of Directors. Any increase in his Initial Base Salary, once granted, shall automatically amend this Agreement to provide that thereafter Executive’s Base Salary shall not be less than the annual amount of his increased Base Salary.

(b)          During the term hereof, Executive shall participate in all health, retirement, Company paid insurance, sick leave, disability, expense reimbursement and other benefit programs which PPL makes available to any of its senior executives.

(c)          Executive shall be eligible to participate in and earn an annual bonus pursuant to the terms of the Company’s bonus plans in effect during the term of his employment. Executive also shall be eligible to participate in any PPL incentive stock, option or bonus plan offered by PPL to its senior executives, subject to the terms thereof and at the sole discretion of the Board of Directors.

(d)          Executive shall be entitled to a minimum of four (4) weeks paid vacation per year, or such greater amount as approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”) or, if there is no Compensation Committee, the Board of Directors, provided that not more than two (2) weeks of such vacation time may be taken consecutively without prior notice to and non-objection by the Compensation Committee or, if there is no Compensation Committee, the Board of Directors.

5.              Certain Terms Defined. For purposes of this Agreement:

(a)          Executive shall be deemed to be “disabled” if both of the following conditions have been satisfied: (i) a physical or mental condition shall occur and persist which, in the written opinion of a licensed and qualified physician selected by the Board of Directors in good faith, has rendered Executive unable to perform the duties set forth in Section 1 hereof for a period of seventy-five (75) consecutive days or more, or for sixty (60) days or more out of any (90) day period, and, (ii) in the written opinion of such physician, the condition will continue for an indefinite and long-term period of time, rendering Executive unable to return to his duties.

(b)          A termination of Executive’s employment by PPL shall be deemed for “Cause” if, and only if, it is based upon (i) conviction of a felony; or (ii) material disloyalty to the Company such as embezzlement, misappropriation of corporate assets; or (iii) breach of Executive’s agreement not to engage during the term of this Agreement in business for another enterprise of the type engaged in by the Company, except as permitted pursuant to Section 3 of this Agreement; or (iv) the engaging in unethical or illegal behavior which is of a public nature, brings PPL into disrepute, and results in material damage to the Company; or (v) a material breach of this Agreement which causes material and demonstrable harm to the Company.

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(c)          A resignation by Executive of his employment shall not be deemed to be voluntary and shall be deemed to be a resignation with “Good Reason” if it is based upon (i) a diminution in Executive’s title, duties, responsibilities, privileges or Base Salary; or (ii) a direction by PPL that Executive report to any person or group other than the Board of Directors of the Company; or (iii) a geographic relocation of Executive’s place of work a distance of more than ten miles (10) from the Company’s offices as of the Effective Date in Doylestown, PA (unless such relocation results in PPL’s offices being 40 miles or less from Executive’s primary residence as of the date when the relocation occurs); or (iv) a direction by PPL that Executive shall not be permitted to perform his services at least two and a half days per week (such days to be selected and determined by Executive in his sole discretion) from his home office; or (v) the material breach of this agreement by PPL.

(j)          Good Reason shall not exist unless the Executive gives the Company written notice within thirty (30) days after the discovery of the occurrence of the event which the Executive believes constitutes the basis for Good Reason, specifying the particular act or failure to act which the Executive believes constitutes the basis for Good Reason. If the Company fails to cure such act or failure to act within thirty (30) days after receipt of such notice, the Executive may terminate his employment for Good Reason. However, such termination must occur within 2 years following the initial existence of the condition specified in Section 5(c) which constitutes the basis for Good Reason.

(ii)         Cause shall not exist to terminate the Executive’s employment unless the Company gives Executive written notice within thirty (30) days after the discovery of the occurrence of the event which the Company believes constitutes the basis for Cause, specifying in detail the particular act or failure to act which the Company believes constitutes the basis for Cause. If the Executive fails to cure such act or failure to act within sixty (60) days after receipt of such notice, the Company may terminate Executive’s employment for Cause. For the avoidance of doubt, if such act is not curable, the Company may terminate Executive’s employment for Cause upon providing written notice of termination specifying the reasons therefore.

(d)          “Affiliate” means with respect to any Person, a Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control, with the Person specified.

(e)          “Base Salary” means, as of any date of termination of employment, the highest annual base salary of Executive in the then current calendar year or in any of the last four calendar years immediately preceding such date of termination of employment.

(f)          “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

(g)          A “Change in Control” occurs if:

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(i)          Any Person or related group of Persons (other than Executive and his Related Persons, the Company or a Person that directly or indirectly controls, is controlled by, or is under common control with, the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)         The stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(iii)        The Stockholders of the Company approve a plan of complete liquidation of the Company or the Company consummates an agreement for the sale or disposition by the Company of the Cold-EEZE brand or all or substantially all of the Company’s assets; or

(iv)        A majority of the members of the Board of Directors of the Company cease to be Continuing Directors.

(h)          “Code” means the Internal Revenue Code of 1986, as amended.

(i)          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of the Agreement, or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

(j)          “Exchange Act” means the Exchange Act of 1934, as amended.

(k)          “Person” means any individual, corporation, partnership, limited liability company, trust, association or other entity.

(l)          “Related Person” means any immediate family member (spouse, partner, parent, sibling or child whether by birth or adoption) of the Executive and any trust, estate or foundation, the beneficiary of which is the Executive and/or an immediate family member of the Executive.

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6.              Certain Benefits Upon Termination. Executive’s employment shall be terminated upon the earlier of (i) the voluntary resignation of Executive with or without Good Reason; or (ii) Executive’s death or permanent disability; or (iii) upon the termination of Executive’s employment by PPL for any reason at any time. In the event of any termination of employment, Executive shall be entitled to receive all accrued and unpaid salary, expense reimbursements, and benefits through the effective date of termination. In addition, the following provisions of this Section 6 also shall apply:

(a)          Certain Terminations. If Executive’s employment by PPL terminates for any reason other than as a result of (i) a termination for Cause, or (ii) a voluntary resignation by Executive without a Good Reason ((i) and (ii) collectively, an “Ineligible Termination”), then Executive also shall receive

(i)          Executive shall receive a cash severance payment equal to 1.5 times his Base Salary (i.e., 150 % percent of his Base Salary). Such cash severance payment shall be paid as follows: (x) one-half of the cash severance payment shall be paid in a lump sum within 5 business days following the effective date of the termination; and (y) the remaining one-half of the cash severance payment shall be paid in 12 equal, consecutive, monthly installments commencing on the first business day of the month following the effective date of the termination; and

(ii)         all of Executive’s stock options and/or restricted stock shall automatically vest concurrently upon such termination of employment, regardless of any prior existing vesting schedules;

(iii)        Provided, however, that if his employment terminates by reason of his death or disability, then such cash payments shall be paid only to the extent of the proceeds payable to the Company through a “key man” life, disability or similar insurance relating to the death or disability of Executive.

(b)          Additional Payment if Termination Occurs in Connection with a Change in Control. In the event that Employee has received the payments described in Section 6(a), and it is determined that the provisions of Section 6(c) also are applicable (termination in connection with a Change in Control), then Employee shall be entitled to receive an additional payment equal to the amounts due to Employee pursuant to Section 6(c), less the amount of payments previously received by Employee pursuant to Section 6(a).

(c)          Payment if Termination Occurs in Connection with a Change in Control. Notwithstanding the provisions of Section 6(a) above, in the event Executive’s employment terminates due to a reason other than an Ineligible Termination, death or disability, and if such termination occurs within (a) twenty-four (24) months following a Change in Control, or (b) prior to a Change in Control but in contemplation of a Change in Control which Change in Control actually occurs, then, in lieu of the severance payment described in Section 6(a) above, Executive shall instead receive a one-time severance payment in cash equal to the greater of (x) One Million Five Hundred Thousand Dollars ($1,500,000), and (y) 199 percent of his average annual total Form W2 compensation for the three calendar years immediately preceding the date of termination. In addition, in such event, all of Executive’s stock options and/or restricted stock shall automatically vest concurrently upon such termination of employment, regardless of any prior existing vesting schedule.

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(i)          For purposes of this Section 6(c), the involuntary termination of Executive’s employment within 180 days preceding a Change of Control (due to a reason other than an Ineligible Termination, death or disability) will be deemed to have been a termination of employment in contemplation of a Change in Control.

(ii)         In determining whether a termination of Executive’s employment occurring more than 180 days preceding a Change of Control (due to a reason other than an Ineligible Termination, death or disability) constitutes a termination of employment in contemplation of a Change in Control, the court or other tribunal making such determination shall consider the totality of facts and circumstances surrounding such termination of employment.

(iii)        For purposes of calculating average annual total Form W-2 compensation for the three years immediately preceding the date of termination, in the event the Executive’s employment is terminated mid-year, the then-current year’s Form W-2 compensation shall be annualized and shall be taken into account as the third year of the three-year measurement period.

(d)          If Executive’s employment by PPL terminates for any reason, other than an Ineligible Termination, Executive and his then covered dependents shall remain eligible to participate in all Company provided medical and dental plans to the extent Executive elects and remains eligible for coverage under COBRA and for a maximum period of eighteen (18) months at the Company’s sole expense.

(e)          In the event that Executive’s employment terminates by reason of his death, all benefits provided in this Section 6 shall be paid to his estate or as his executor shall direct, but payment may be deferred until Executive’s executor or personal representative has been appointed and qualified pursuant to the laws in effect in Executive’s jurisdiction of residence at the time of his death.

(f)          PPL shall make all payments pursuant to this Section 6 and all of subsections 6 (a) through and including subsection 6 (e) immediately upon the date of termination of Executive’s employment, provided, however, that all such payments shall be subject to the Company’s regular withholding tax and payroll deductions.

(g)          PPL shall have no liability to Executive under Section 6(a), (b), (c) or (d) if Executive’s employment pursuant to this Agreement terminates due to an Ineligible Termination.

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(h)          If any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement or the lapse or termination of any restriction on or the vesting or exercisability of any payment or benefit (each a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law (such tax or taxes are hereafter collectively referred to as the “Excise Tax”), then the aggregate amount of Payments payable to Executive shall be reduced to the aggregate amount of Payments that may be made to the Executive without incurring an excise tax (the “Safe-Harbor Amount”) in accordance with the immediately following sentence; provided that such reduction shall only be imposed if the aggregate after-tax value of the Payments retained by Executive (after giving effect to such reduction) is equal to or greater than the aggregate after-tax value (after giving effect to the Excise Tax) of the Payments to Executive without any such reduction. Any such reduction shall be made in the following order: (i) first, any future cash payments (if any) shall be reduced (if necessary, to zero); (ii) second, any current cash payments shall be reduced (if necessary, to zero); (iii) third, all non-cash payments (other than equity or equity derivative related payments) shall be reduced (if necessary, to zero); and (iv) fourth, all equity or equity derivative payments shall be reduced.

(i)          As a condition to Executive receiving any termination or severance benefit contemplated by this Agreement, Executive or his representative shall execute and deliver to the Company a release in the form of Schedule A hereto.

7.            Clawback Provision. In the event that all of the following conditions are satisfied:

(a)          A mandatory restatement of the Company’s financial results occurs and is released to the public at a time when the Company’s securities are traded on any United States securities exchange (a “Restatement”); and

(b)          The Restatement is attributable to misconduct or wrongdoing by the Executive; and

(c)          Executive has received payment of a cash bonus or has been issued any shares of PPL as a bonus within three (3) years preceding the date of the issuance and release to the public of such restatement; and

(d)          The amount of such cash bonus or share grant has been calculated and awarded pursuant to a specific financial formula; and

(e)          Such bonus or share grant would have been diminished based on the restated financial results had the financial formula pursuant to which the bonus or share grant has been calculated (the “Formula”) been applied to the restated financial results (the amount of such diminution, is the “Clawback Amount”)

then, upon written demand from the Company setting forth in detail the basis for such demand, the Executive shall remit to the Company the Clawback Amount less the amount of any taxes paid or payable by Executive in respect of such bonus or share grant. Provided, however, that if and to the extent that (x) the Restatement results in the Company increasing expenses or reducing income, revenues or another component of the Formula during the measurement period during which the applicable bonus or share grant was calculated, but also results in (y) the Company increasing or shifting such income, revenues or expenses into a different fiscal period, such that the net effect of the Restatement is effectively neutral to the Company over the applicable time periods, then no Clawback Amount shall be due from the Executive.

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8.              Indemnification. PPL shall indemnify, defend and hold Executive harmless from and against all claims, losses, damages, expense or liabilities, including expenses of defense and settlement, and advancement of defense costs as such costs are incurred, (collectively, “Indemnified Losses”) to the fullest extent allowable by law and as provided in any of the PPL by-laws, charter, any indemnification agreement with the Executive, or as otherwise agreed between the parties and under any applicable laws, where such claims or Indemnified Losses are based upon or in any way arise from or are connected with his employment by PPL or his service as an officer or director of PPL or any PPL Affiliate. To the fullest extent permitted by law, PPL shall advance to or on behalf of Executive all expenses incurred in connection with the defense of any indemnified action or claim pursuant to this Section 8. PPL shall investigate in good faith the availability and cost of directors’ and officers’ insurance and shall include Executive as an insured in any directors’ and officers’ insurance policy it maintains. The provisions of this Section 8 shall survive any termination or expiration of this Agreement. Executive shall have the right to elect either (a) to arbitrate in accordance with Section 13 of this Agreement any claim by Executive to enforce the provisions of Section 8 of this Agreement, or (b) to litigate any such claim in any Court of competent jurisdiction.

9.              Attorney Fees. In the event that any action or proceeding is brought to enforce the terms and provisions of this Agreement, each party shall bear its own attorney’s fees, except that the Company shall bear all attorney’s fees and litigation costs incurred by Executive in successfully enforcing the provisions of this Agreement or in successfully defending any claim brought by the Company against the Executive arising pursuant to this Agreement.

10.            Notices. All notices and other communications provided to either party hereto under this Agreement shall be in writing and delivered by hand, or by certified or registered mail to such party at its/his address set forth below its/his signature hereto, or at such other address as may be designated with postage prepaid, shall be deemed given when received.

11.            Construction. In constructing this Agreement, if any portion of this Agreement shall be found to be invalid or unenforceable, the remaining terms and provisions of this Agreement shall be given effect to the maximum extent permitted without considering the void, invalid or unenforceable provisions. In construing this Agreement, the singular shall include the plural, the masculine shall include the feminine and neuter genders as appropriate, and no meaning in effect shall be given to the captions of the sections in this Agreement, which is inserted for convenience of reference only. Without limitation to the foregoing, nothing in this Agreement is intended to violate the Sarbanes-Oxley Act of 2002, the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, the rules and regulations of the Securities and Exchange Commission or the applicable listing standards of the NYSE, and to the extent that any provision of this Agreement would constitute such a violation, such provision shall be modified to the extent required by such Act, rule, regulation or standard, or, to the extent that such provision cannot be so modified and is found to be invalid or unenforceable, the remaining terms and provisions shall be given effect to the maximum extent permitted without considering the void, invalid or unenforceable provision.

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This Agreement is intended to comply with the requirements of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A.

Notwithstanding any other provision of the Agreement, to the extent that (i) any amount paid pursuant to the Agreement is treated as nonqualified deferred compensation pursuant to Section 409A and is provided to the Executive on account of his separation from service and (ii) the Executive is a “specified employee” pursuant to Section 409A(2)(B) of the Code, then such payments shall be made on the date which is six (6) months after the date of the Executive’s separation from service. In connection with the payment of any obligation that is delayed pursuant to this section, the Company shall establish an irrevocable trust to hold funds to be used for payment of such obligations. Upon the date that such amount would otherwise be payable, the Company shall deposit into such irrevocable trust an amount equal to the obligation. However, notwithstanding the establishment of the irrevocable trust, the Company’s obligations under the Agreement upon the Executive’s termination of employment shall constitute a general, unsecured obligation of the Company and any amount payable to the Executive shall be paid solely out of the Company’s general assets, and the Executive shall have no right to any specific assets of the Company. The funds, if any, contained or contributed to the irrevocable trust shall remain available for the claims of the Company’s general creditors.

12.              Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

13.              Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the internal laws of the State of Pennsylvania as at the time in effect and without regard to conflict of laws provisions, except that the provisions of Section 8 of this Agreement shall be construed and interpreted in accordance with the laws of the state in which PPL is incorporated at the time that any claim under Section 8 is asserted. The parties agree that any dispute arising under this Agreement shall be determined by binding arbitration before the American Arbitration Association (“AAA”) under the AAA’s commercial arbitration rules. Such arbitration shall be conducted in New York, New York, before a single, impartial arbitrator selected by the AAA; provided, however, the parties may mutually agree after the commencement of a proceeding to hold the arbitration in another jurisdiction. In any such arbitration, the Company shall bear and shall be solely responsible for the costs and fees imposed by the AAA and the arbitrator. The parties agree to abide by all decisions and awards rendered in such proceedings.  All decisions and awards rendered by the arbitrator shall be final, binding and conclusive.   Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the non-exclusive jurisdiction of the federal and state courts in New York and Pennsylvania for this purpose.  If at the time any dispute or controversy arises with respect to this Agreement the AAA is no longer providing arbitration services, then JAMS shall be substituted for the AAA for purposes of this paragraph, and the arbitration will be conducted in accordance with the then-existing and applicable rules and procedures of JAMS.

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14.              Entire Agreement. Except as otherwise provided herein, this Agreement constitutes the entire agreement and supersedes all other prior employment agreements and undertakings, both written and oral, among Executive and the Company, with respect to the subject matter hereof, except that the separate Indemnification Agreement dated August 19, 2009 between the parties shall survive the execution of this Agreement. This Agreement may not be modified or amended except in writing, manually signed in pen and ink by each of the parties hereto.

IN WITNESS WHEREOF, this Agreement shall be effective as of the date specified in the first paragraph of this Agreement.

ProPhase Labs, Inc., a Nevada corporation
Address:

By:	/s/ Robert V. Cuddihy, Jr.
Compensation Committee Representative

Executive:

/s/ Ted Karkus
Ted Karkus
Address:

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Schedule A

Form of Employment Release

SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into by and among ProPhase Labs, Inc. (the “Company”) and [INSERT EMPLOYEE NAME] (“Employee”). The Company and Employee shall be referred to as the “Parties” or, each separately, a “Party.”

WHEREAS, Employee and the Company have agreed that Employee shall permanently separate from employment with the Company effective on _____________, 20__; and

WHEREAS, Employee and the Company wish to agree on matters relating to the end of Employee’s employment with the Company on the terms included in this Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged, and fully intending to be legally bound, Employee and the Company AGREE as follows:

1.          Separation Date. Employee’s employment with the Company shall terminate at the close of business on _______________, 20__ (“Separation Date”). To the extent he has not already, Employee shall receive his regular pre-separation compensation and benefits through the Separation Date, consistent with Company policy. Employee confirms that he shall relinquish all titles and positions with the Company

2.          Separation Benefits. If Employee signs, complies with, and does not revoke this Agreement, the Company shall provide the following compensation and benefits to Employee. Employee acknowledges and agrees that such compensation and benefits constitute valid consideration for this Agreement and that he would not be entitled to such compensation and benefits but for his execution (and non-revocation) of this Agreement.

a.           Severance Payment. The Company shall pay Employee the severance payments and other severance benefits (collectively, the “Benefits”) set forth in his Employment Agreement dated as of January _ 2015 (the “Employment Agreement”). The Employee shall not receive the first cash payment until the first regular payroll date that falls at least 10 business days after the Effective Date (as defined below).

b.           Accrued Vacation. The Company shall pay Employee __________ Dollars ($______) as payment for his [INSERT NUMBER] weeks of accrued, unused vacation days, such payment being based on Employee’s base salary as of the Separation Date, less all tax withholdings and other applicable deductions, which shall be paid to Employee in a single lump-sum payment. The Employee shall not receive payment until the first regular payroll date that falls at least 10 business days after the Effective Date (as defined below).

c.           Other Benefits. For the avoidance of doubt, this will confirm that Employee shall receive all of the severance payments and other post-employment benefits set forth in his and has not waived

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3.          Consideration. Employee acknowledges: (i) the sufficiency of the consideration included in Section 2 above for the release of Employee’s claims; (ii) that the Company is not, in the absence of this Agreement, otherwise required to make any such payment to Employee; (iii) that such payment is being made to Employee because of his agreement to fulfill the promises and to provide the releases stated in this Agreement; and (iv) that such payment is in excess of any payment or benefit, to which Employee might otherwise be entitled.

4.          Taxes. Employee is responsible for paying any taxes on amounts he receives because he signed this Agreement. As to payments made pursuant to this Agreement, Employee is responsible for determining and paying any required taxes. Employee agrees to indemnify the Company and Released Parties (as defined below) for all expenses, penalties, or interest charges it incurs as a result of not paying payroll taxes on, or withholding taxes from, amounts paid under this Agreement. Employee further agrees not to make any claims against the Company or any other Released Party or other person based on how the Company or Released Parties report amounts paid under this Agreement. In addition, Employee understands and agrees that the Released Parties have no duty to try to prevent such an adverse determination.

5.          Benefits. Except as stated in this Agreement, the Employment Agreement, or otherwise required by law, all medical and health benefits from the Company ceased as of Employee’s Separation Date.

6.          Release by Employee and Acknowledgement by Company. In consideration of the compensation and benefits provided in this Agreement and intending to be legally bound, Employee, for himself, his heirs, executors, administrators, successors, assigns, and legal and personal representatives, unconditionally and irrevocably releases and forever discharges the Company, each of the Company’s current and former employees, agents, officers, directors, shareholders, members, managers, partners, and attorneys (collectively, the “Released Parties”) from any and all claims, causes of action, liabilities, obligations, controversies, damages, lawsuits, debts, demands, costs, charges and/or expenses (including attorneys’ fees and costs) arising solely out of Employee’s employment relationship with the Company or the termination of that relationship of any nature whatsoever, asserted or unasserted, known or unknown, suspected or unsuspected, that Employee ever had, now has or hereafter may have against the Company and/or any of the other Released Parties that arose at any time regarding any matter up to and including the date of this Agreement (together, the “Claims”). Without in any way limiting the generality of the foregoing, Employee specifically acknowledges and agrees that the Claims released include all claims based on events occurring up to the date of Employee’s execution of this Agreement under any federal, state or local statute, ordinance, or regulation, governing solely his employment with the Company including, including but not limited to, the Civil Rights Acts of 1866 and 1867, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the National Labor Relations Act, Workers’ Compensation law, the Rehabilitation Act, the Equal Pay Act, the Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act (“OWBPA”), any claims under the Pennsylvania Human Relations Act (PHRA), the Pennsylvania Wage Payment and Collection Law (WPCL), the Pennsylvania Minimum Wage Act (PMWA), or under any common law, such as claims for wrongful discharge, constructive discharge, defamation, unjust enrichment, breach of contract, or negligent or intentional infliction of emotional distress. Employee does not release the Company from any claims that may arise (i) as a result of any failure by the Company to comply with this Agreement or (ii) after the date of Employee’s execution of this Agreement.

Nothing in this Agreement shall affect, terminate or discharge Employee’s rights to indemnification and advancement of expenses pursuant to the Employment Agreement, the August 19, 2009 Indemnity Agreement, the Company’s by-laws, and applicable laws.

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7.          No Other Claims or Proceedings by Employee. Employee warrants, covenants, and represents that he has not assigned or transferred or purported to assign or transfer to any person any of the Claims. Employee also warrants, covenants, and represents that, as of the date of this Agreement, neither he nor anyone acting on his behalf has made or filed any lawsuit, complaint, charge, action or proceeding against any of the Company Released Parties with any federal, state, or local court agency or authority, or any other regulatory authority.

8.          Unemployment Benefits. Should Employee apply for unemployment benefits following the Separation Date, the Company will not actively seek to contest Employee’s application.

9.          Return of Documents and Things. On or before the Separation Date, Employee shall return to the Company, all electronic and hard copy data, documents, and other materials, equipment and other property of the Company and the other Released Parties in his possession or under his control. Such property includes, but is not limited to, any and all (1) company car; (2) cell phone, computers, computer tablets, computer-related devices, computer storage media and other portable media, personal digital assistants (PDAs), and other equipment; (3) hard copy and electronic documents, records, data, files, memoranda, reports, drawings, and plans. and (4) keys and credit cards, in all cases that were provided by the Company or any other Company Released Parties that relate to the Company or the other Company Released Parties, or that Employee has used, prepared or come into contact with during the course of his employment with the Company.

10.         Full Compensation. Employee acknowledges that, other than (i) as stated in Section 2 of this Agreement, and (ii) as set forth in his Employment Agreement, he has received payment in full of all of the compensation, benefits and/or payments due to him from the Company by virtue of his status as an employee through the Separation Date, including all wages, bonuses, equity, expense reimbursements, payments to benefit plans and any other payment under a compensation plan, compensation program, compensation practice or compensation promise of the Company. Employee further acknowledges that he shall not be entitled to any post-separation compensation or benefits by virtue of his status as an employee, including any severance or separation payments, except as specifically stated in this Agreement and in his Employment Agreement. [** Note: Before signing this Agreement, parties need to confirm that all salary and reimbursements that were due to Employee for periods prior to Separation Date were paid in full.]

11.         Non-Disparagement. Neither the Company, nor Employee shall disparage to any third party the professional or personal reputation or character of the other. This Non-Disparagement provision applies to comments made verbally, in writing, electronically or by any other means, including, but not limited to blogs, postings, message boards, texts, video or audio files and all other forms of communication.

12.         References. The Company agrees to provide neutral references upon request, which is to only provide dates of employment, position(s) held and employment status.

13.         Non-Admission. Employee agrees that the payments made and other consideration received pursuant to this Agreement are not to be construed as an admission of legal liability by the Company and that no person or entity shall utilize this Agreement or the consideration received pursuant to this Agreement as evidence of any admission of liability or obligation.

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14.         Knowing and Voluntary Waiver. Employee acknowledges that he has carefully reviewed this Agreement with the benefit of counsel and that he enters into such documents knowingly and voluntarily. Employee understands and acknowledges that, under this Agreement, he is receiving compensation and benefits in addition to anything to which Employee is already entitled and that, by this Section, the Company has hereby advised Employee in writing to consult with an attorney of his choosing prior to executing this Agreement, which he has done. Employee acknowledges that neither the Company nor any of its employees, representatives or attorneys have made any representations or promises concerning the terms or effects of this Agreement other than those contained in this Agreement.

15.         Notices. All notices shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed below. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation, in all other cases. Any and all notice as provided for in this Agreement may be given as follows:

a.	If to the Company:

[INSERT NAME/ADDRESS]

b.	If to Employee:

[INSERT NAME/ADDRESS]

16.         Consideration Period; Right to Revoke Agreement; Effective Date. Employee acknowledges that he has been given a period of 21 days within which to consider the Agreement (although he need not take all 21 days if he does not wish to do so), and the Parties agree that any changes to this Agreement, whether material or immaterial, have not re-started the running of this period. Employee may revoke or cancel this Agreement within seven days after his execution of it by notifying the Company of his desire to do so in writing delivered to [INSERT NAME] at the Company. To be effective, notice must be given in the manner specified in this Agreement before the close of business on the seventh day following Employee’s execution of this Agreement. Employee understands and agrees that he shall not be entitled to any payments or benefits under this Agreement if he revokes this Agreement. This Agreement shall be effective on the eighth day after Employee’s execution of it, assuming that he has not first validly revoked the Agreement (the “Effective Date”).

17.         Interpretation and Governing Law. This Agreement shall be construed as a whole according to their fair meaning. It shall not be construed strictly for or against Employee or the Company. This Agreement shall be governed by the statutes and common law of the Commonwealth of Pennsylvania. The Parties irrevocably submit to the exclusive jurisdiction and venue of the United States federal courts or the courts of the Commonwealth of Pennsylvania in any action or proceeding brought with respect to or in connection with this Agreement. Each Party waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder in such courts.

18.         Enforceability and Waiver. If any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction by reason of the nature of the covenants contained in this Agreement, such terms shall be deemed changed or reduced to enforceable terms, but only to the extent necessary to cure such invalidity. Further, whenever possible, each provision of this Agreement shall be interpreted in such a manner to be effective and valid under applicable law. No waiver by either Party of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by either Party of any right under this Agreement shall be construed as a waiver of any other right.

19.         Headings/Counterparts. The headings of the sections in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions of this Agreement. This Agreement may be executed in two or more counterparts.

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20.         Entire Agreement. This Agreement constitute the entire agreement between Employee and the Company. Amendments to this Agreement shall not be effective unless they are in writing signed by Employee and a duly authorized representative of the Company.

By signing this Agreement, [insert employee name] acknowledges that he DOES SO Voluntarily after carefully reading and fully understanding EACH provision and all of the effects of this agreement AND THE MUTUAL RELEASE, which includes a release of known and unknown claims and Restricts future legal action against [INSERT COMPANY NAME] and Other released parties AS PROVIDED in this agreement.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Agreement on this ___________ day of ________, 2015.

[INSERT EMPLOYEE NAME]	[INSERT COMPANY NAME]

By:	By:

Date:	Date:

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